Exhibit 99.1

Pitney Bowes Announces Second Quarter 2021 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--August 3, 2021--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and financial services, today announced its financial results for the second quarter 2021.

“We delivered a solid second quarter and first half of the year,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Once again, each business made a positive contribution to the quarter. Importantly, Global Ecommerce made significant progress and was EBITDA positive in the quarter putting this business on-track to our commitment of EBITDA positive for the full year. SendTech and Presort Services also grew revenue and profit over prior year. We are well-positioned to reach our goal of achieving improved profitable revenue growth.”

Second Quarter 2021

  Revenue of $899 million, growth of 7 percent on a reported basis and 6 percent excluding the impact of currency
  GAAP EPS and Adjusted EPS of $0.11
  EPS reflects a $0.03 tax benefit associated with a UK tax legislation change
  GAAP cash from operations of $79 million; free cash flow of $87 million
  Global Ecommerce EBIT margin improved by over 200 basis points compared to prior year; EBITDA was positive.
  Presort grew revenue and EBIT margin over prior year.
  SendTech grew revenue; EBIT grew over prior year for the third consecutive quarter.

Earnings per share results are summarized in the table below:

	Second Quarter*
	2021	2020
GAAP EPS	$0.11	($0.02)
Discontinued operations, net of tax	0.01	0.02
GAAP EPS from continuing operations	$0.12	$0.00
Restructuring charges	0.02	0.02
Gain on sale of business	(0.02)	-
Gain on sale of assets	(0.01)	-
Gain on sale of equity investment	-	(0.05)
Tax on surrender of company owned life insurance policies	-	0.07
Adjusted EPS	$0.11	$0.04

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce facilitates domestic retail ecommerce shipping solutions, including delivery, returns and fulfillment, and global cross-border ecommerce transactions.

Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

Global Ecommerce

	Second Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$418	$398	5%	3%
EBITDA	$8	($2)	>100%
EBIT	($11)	($19)	43%

Revenue grew over prior year despite a tough comparison. EBIT and EBITDA benefited largely from Cross Border services and lower bad debt expense.

Presort Services

	Second Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$135	$118	14%	14%
EBITDA	$23	$20	12%
EBIT	$16	$13	28%

Revenue grew across all mail classes and benefited from an easier prior year comparison. EBIT and EBITDA improved from prior year largely due to the revenue growth and higher gross margin.

SendTech Solutions

	Second Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$346	$321	8%	6%
EBITDA	$115	$113	1%
EBIT	$107	$104	3%

Revenue benefited from growth in equipment sales, supplies, business services and support services, partly offset by a decline in financing. Revenue also benefited from an easier prior year comparison. EBIT and EBITDA improved from prior year largely due to the revenue growth.

Full Year 2021 Expectations

The Company’s full year 2021 expectations remain in-line with its previous communications. The Company continues to expect annual revenue to grow in the low-to-mid single digit range. The Company continues to expect adjusted EPS to grow over prior year driven largely by the improvement in Global Ecommerce, which is expected to be EBITDA positive for the full year. More specifically, adjusted EPS is expected to be in the range of $0.35 to $0.42. The Company also continues to expect lower free cash flow as compared to prior year primarily due to certain items that benefited 2020 and are not expected to continue at the same level in 2021.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. Such items are often inconsistent in amount and frequency and as such, the Company believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue can be found in the attached financial schedules.

Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. The Company reports free cash flow to provide investors insight into the amount of cash that management could have available for other discretionary uses. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and other unusual or one-time items, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can also be found at the Company's web site: www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19), including its effects on the cost and availability of labor and transportation and global supply chains. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, our contractual relationships with the United States Postal Service (USPS) or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce and Presort Services segments; changes in labor and transportation availability and costs; third-party suppliers' ability to provide products and services required by us and our clients; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; expenses and potential impacts resulting from a breach of security, including cyber-attacks or other comparable events; our success at managing customer credit risk; and other factors as more fully outlined in the Company's 2020 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months and six months ended June 30, 2021 and 2020, and consolidated balance sheets at June 30, 2021 and December 31, 2020 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue:
Business services	$567,022	$528,990	$1,137,476	$973,369
Support services	115,156	113,786	233,853	235,801
Financing	73,453	85,462	151,265	174,540
Equipment sales	86,267	57,837	173,070	134,110
Supplies	38,655	32,773	80,879	78,482
Rentals	18,650	18,644	37,857	37,458
Total revenue	899,203	837,492	1,814,400	1,633,760

Costs and expenses:
Cost of business services	482,814	454,311	982,348	828,976
Cost of support services	37,679	36,725	74,396	76,485
Financing interest expense	11,773	11,939	23,659	24,428
Cost of equipment sales	61,561	47,920	123,401	105,279
Cost of supplies	10,467	8,379	21,678	20,619
Cost of rentals	6,013	6,022	12,460	12,400
Selling, general and administrative	236,190	233,631	474,292	482,264
Research and development	11,059	7,467	22,375	19,583
Restructuring charges	4,844	4,922	7,733	8,739
Goodwill impairment	-	-	-	198,169
Interest expense, net	24,346	26,446	49,504	52,329
Other components of net pension and postretirement cost	312	386	662	235
Other (income) expense	(13,646)	(17,375)	37,748	16,112
Total costs and expenses	873,412	820,773	1,830,256	1,845,618

Income (loss) from continuing operations before taxes	25,791	16,719	(15,856)	(211,858)
Provision (benefit) for income taxes	4,915	17,016	(9,077)	6,986
Income (loss) from continuing operations	20,876	(297)	(6,779)	(218,844)
(Loss) income from discontinued operations, net of tax	(1,020)	(3,032)	(4,906)	7,032
Net income (loss)	$19,856	$(3,329)	$(11,685)	$(211,812)

Basic earnings (loss) per share (1):
Continuing operations	$0.12	$-	$(0.04)	$(1.28)
Discontinued operations	(0.01)	(0.02)	(0.03)	0.04
Net income (loss)	$0.11	$(0.02)	$(0.07)	$(1.24)

Diluted earnings (loss) per share (1):
Continuing operations	$0.12	$-	$(0.04)	$(1.28)
Discontinued operations	(0.01)	(0.02)	(0.03)	0.04
Net income (loss)	$0.11	$(0.02)	$(0.07)	$(1.24)

Weighted-average shares used in diluted earnings per share	178,979	171,478	173,367	171,167

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$799,470	$921,450
Short-term investments	14,904	18,974
Accounts and other receivables, net	309,177	389,240
Short-term finance receivables, net	552,858	568,050
Inventories	67,538	65,845
Current income taxes	37,384	23,219
Other current assets and prepayments	117,425	120,145
Total current assets	1,898,756	2,106,923
Property, plant and equipment, net	429,785	391,280
Rental property and equipment, net	38,814	38,435
Long-term finance receivables, net	588,602	605,292
Goodwill	1,130,164	1,152,285
Intangible assets, net	144,692	159,839
Operating lease assets	205,584	201,916
Noncurrent income taxes	69,150	72,653
Other assets	507,748	491,514
Total assets	$5,013,295	$5,220,137

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$820,065	$880,616
Customer deposits at Pitney Bowes Bank	632,833	617,200
Current operating lease liabilities	41,835	39,182
Current portion of long-term debt	97,015	216,032
Advance billings	119,645	114,550
Current income taxes	5,844	2,880
Total current liabilities	1,717,237	1,870,460
Long-term debt	2,330,698	2,348,361
Deferred taxes on income	286,338	279,451
Tax uncertainties and other income tax liabilities	37,155	38,163
Noncurrent operating lease liabilities	182,746	180,292
Other noncurrent liabilities	405,751	437,015
Total liabilities	4,959,925	5,153,742

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	5,903	68,502
Retained earnings	5,172,185	5,201,195
Accumulated other comprehensive loss	(831,303)	(839,131)
Treasury stock, at cost	(4,616,753)	(4,687,509)
Total stockholders' equity	53,370	66,395
Total liabilities and stockholders' equity	$5,013,295	$5,220,137

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended June 30,			Six months ended June 30,
	2021	2020	% Change	2021	2020	% Change

Global Ecommerce	$418,429	$398,453	5%	$831,515	$690,776	20%

Presort Services	134,619	118,127	14%	277,745	258,847	7%

Sending Technology Solutions	346,155	320,912	8%	705,140	684,137	3%

Total revenue - GAAP	899,203	837,492	7%	1,814,400	1,633,760	11%

Currency impact on revenue	(13,521)	-		(22,324)	-

Revenue, at constant currency	$885,682	$837,492	6%	$1,792,076	$1,633,760	10%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended June 30,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(10,831)	$19,060	$8,229	$(18,894)	$17,297	$(1,597)	43%	>100%

Presort Services	16,134	6,798	22,932	12,582	7,857	20,439	28%	12%

Sending Technology Solutions	107,121	7,537	114,658	104,268	8,776	113,044	3%	1%

Segment total	$112,424	$33,395	145,819	$97,956	$33,930	131,886	15%	11%

Reconciliation of Segment EBITDA to Net Income (Loss):
Segment depreciation and amortization			(33,395)			(33,930)
Unallocated corporate expenses			(56,316)			(49,489)
Restructuring charges			(4,844)			(4,922)
Gain on sale of business			10,201			-
Gain on sale of assets			1,434			-
Loss on debt refinancing			(989)			-
Gain on sale of equity investment			-			11,908
Transaction costs			-			(349)
Interest, net			(36,119)			(38,385)
Provision for income taxes			(4,915)			(17,016)
Income (loss) from continuing operations			20,876			(297)
Loss from discontinued operations, net of tax			(1,020)			(3,032)
Net income (loss)			$19,856			$(3,329)

	Six months ended June 30,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(37,207)	$37,236	$29	$(48,369)	$35,363	$(13,006)	23%	>100%

Presort Services	35,185	14,297	49,482	28,277	15,631	43,908	24%	13%

Sending Technology Solutions	221,591	15,140	236,731	210,830	17,815	228,645	5%	4%

Segment Total	$219,569	$66,673	286,242	$190,738	$68,809	259,547	15%	10%

Reconciliation of Segment EBITDA to Net Loss:
Segment depreciation and amortization			(66,673)			(68,809)
Unallocated corporate expenses			(113,781)			(93,211)
Restructuring charges			(7,733)			(8,739)
Loss on debt refinancing			(52,383)			(36,987)
Gain on sale of business			10,201			-
Gain on sale of assets			1,434			-
Goodwill impairment			-			(198,169)
Gain on sale of equity investment			-			11,908
Transaction costs			-			(641)
Interest, net			(73,163)			(76,757)
Benefit (provision) for income taxes			9,077			(6,986)
Loss from continuing operations			(6,779)			(218,844)
(Loss) income from discontinued operations, net of tax			(4,906)			7,032
Net loss			$(11,685)			$(211,812)

(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Reconciliation of reported net income (loss) to adjusted EBIT and EBITDA
Net income (loss)	$19,856	$(3,329)	$(11,685)	$(211,812)
Loss (income) from discontinued operations, net of tax	1,020	3,032	4,906	(7,032)
Provision (benefit) for income taxes	4,915	17,016	(9,077)	6,986
Income (loss) from continuing operations before taxes	25,791	16,719	(15,856)	(211,858)
Restructuring charges	4,844	4,922	7,733	8,739
Gain on sale of business	(10,201)	-	(10,201)	-
Gain on sale of assets	(1,434)	-	(1,434)	-
Loss on debt refinancing	989	-	52,383	36,987
Goodwill impairment	-	-	-	198,169
Gain on sale of equity investment	-	(11,908)	-	(11,908)
Transaction costs	-	349	-	641
Adjusted net income before tax	19,989	10,082	32,625	20,770
Interest, net	36,119	38,385	73,163	76,757
Adjusted EBIT	56,108	48,467	105,788	97,527
Depreciation and amortization	39,822	41,068	79,416	81,787
Adjusted EBITDA	$95,930	$89,535	$185,204	$179,314

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share (1)
Diluted earnings (loss) per share	$0.11	$(0.02)	$(0.07)	$(1.24)
Loss (income) from discontinued operations, net of tax	0.01	0.02	0.03	(0.04)
Restructuring charges	0.02	0.02	0.03	0.03
Gain on sale of business	(0.02)	-	(0.02)	-
Gain on sale of assets	(0.01)	-	(0.01)	-
Loss on debt refinancing	-	-	0.22	0.16
Goodwill impairment	-	-	-	1.14
Gain on sale of equity investment	-	(0.05)	-	(0.05)
Tax on surrender of company owned life insurance policies	-	0.07	-	0.07
Adjusted diluted earnings per share	$0.11	$0.04	$0.19	$0.09

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$78,805	$153,777	$144,729	$86,422
Net cash used in operating activities - discontinued operations	-	618	-	38,423
Capital expenditures	(40,375)	(34,176)	(83,703)	(59,954)
Restructuring payments	4,870	5,318	8,825	11,365
Change in customer deposits at PB Bank	43,427	23,219	15,633	22,331
Transaction costs paid	-	377	-	2,117
Free cash flow	$86,727	$149,133	$85,484	$100,704

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175